UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event report): September 17, 2014

DEEP WELL OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-24012	98-0501168
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Suite 700, 10150 – 100 Street, Alberta, Canada	T5J 0P6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (780) 409-8144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On September 17, 2014, the Board of Directors of Deep Well Oil & Gas, Inc. (the “Company”) held its General Meeting of Shareholders (the “General Meeting”) in Edmonton, Alberta, Canada, at which 4 proposals were presented to the Company’s shareholders for consideration. As fixed by the Board of Directors of the Company, only shareholders of record at the close of business on July 31, 2014 (the “Record Date”), were entitled to notice of, and to vote at, this General Meeting. The Company had 229,326,987 shares of common stock issued and outstanding, as of the Record Date. The following four proposals were: 1.) to elect seven directors to serve as the Company’s Board of Directors until the next General Meeting of shareholders; 2.) To ratify the appointment of Sadler, Gibb & Associates, LLC to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2014; 3.) To hold a non-binding advisory vote to approve the compensation of the Company’s named executive officers; and 4.) To hold a non-binding advisory vote on the frequency of how often to hold future non-binding advisory votes to approve, on a non-binding basis, the compensation of the Company’s named executive officers to be either every year, two years or three years.

The number of shares of common stock of the Company represented by registered shareholders or their duly appointed proxies present in person, and present at the General Meeting represented by proxy, was 172,346,027 shares of common stock of the Company representing approximately 75.15% of the total shares eligible to vote. The Company’s appointed inspectors of elections have certified the following voting results.

That at such General Meeting all seven Directors were re-elected, and that the result of such vote taken for the election of seven Directors of the Company was as follows:

Director Nominees	Votes For	Votes Withheld
Mr. Said Arrata	159,900,701	36,442
Mr. Satya Brata Das	159,900,701	36,442
Mr. Pascal Nodé-Langlois	159,884,472	52,671
Mr. David Roff	159,885,572	51,571
Dr. Horst A. Schmid	159,901,566	35,577
Mr. Curtis James Sparrow	159,885,272	51,871
Mr. Malik Youyou	159,900,701	36,442

That at such General Meeting the appointment of Sadler, Gibb & Associates, LLC as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2014 was approved by a majority of shareholders and that the result of such vote taken was as follows:

Votes For	Votes Against	Votes to Abstain
172,199,454	53,032	93,541

That at such General Meeting the resolution to approve, on a non-binding basis, the compensation paid to the Company's named executive officers was approved by a majority of shareholders and that the result of such advisory vote taken was as follows:

Votes For	Votes Against	Votes to Abstain
114,451,486	320,808	45,164,848

That at such General Meeting the frequency of which to hold an advisory vote on the compensation paid to the Company’s named executive officers be every three years was approved by a majority of shareholders and that the result of such vote taken was as follows:

Votes For 1 Year	Votes For 2 Years	Votes For 3 Years	Votes to Abstain
45,620,229	125,862	114,137,478	53,573

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ITEM 7.01	Regulation FD.

The presentation slides that the Company used at its General Meeting of Shareholders on September 17, 2014 are incorporated herein by reference. The Company will post the General Meeting presentation slides on its website at www.deepwelloil.com on or about September 18, 2014. The Company is furnishing this information in this current report on Form 8-K and in Exhibit 99.1 to comply with Regulation FD.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01, including Exhibit 99.1, is furnished pursuant to Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this current report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements

Not Applicable.

(d) Exhibits to subject matter reported on this Form 8-K

Exhibit No.	Description
99.1	General Meeting of Shareholders presentation slides (incorporated by reference to exhibit 99.1 to our Form 8-K filed on September 18, 2014).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEEP WELL OIL & GAS, INC.

Date: September 22, 2014	By:	/s/ Horst A. Schmid
Dr. Horst A. Schmid
Chairman and CEO

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